UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 24, 2016

Horizon Global Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-37427	47-3574483
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (IRS Employer
of incorporation)	File Number)	Identification No.)

2600 West Big Beaver Road, Suite 555 Troy, Michigan _________________________________ (Address of principal executive offices)		48084 ___________ (Zip Code)

Not Applicable
______________________________________________
(Former name or former address, if changed since last report)

Registrant’s telephone number, including area code:	(248) 593-8820
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Item 3.02.	Unregistered Sales of Equity Securities.
On August 24, 2016, Horizon Global Corporation (the “Company”) and Blitz K16-102 GmbH, a wholly-owned subsidiary of the Company (the “Purchaser”), entered into a Share Purchase Agreement (the “Agreement”) with Parcom Deutschland I GmbH & Co. KG, Co-Investment Partners Europe L.P., Baryernlb Private Equity GmbH, Walter Gnauert, Dr. Bernd Welzel, Frank Klebedanz, Jürgen Lotter and Westfalia Mitarbeiterbeteiligungs GmbH & Co. KG (collectively, the “Sellers”), to acquire (the “Acquisition”) Westfalia-Automotive Holding GmbH and TeIJs Holding B.V. (collectively, the “Westfalia Group”).
Pursuant to the terms of the Agreement, on the closing date, the Purchaser will acquire the outstanding equity interests of the Westfalia Group for consideration of approximately €167 million, which consists of: (1) a cash payment of approximately €89 million; (2) the issuance to certain of the Sellers of 2,704,310 shares of the Company’s common stock, having an approximate aggregate value of €36 million, in a transaction exempt from registration requirements under Section 4(a)(2) of the Securities Act of 1933; and (3) assumed debt of approximately €42 million. The Company intends to fund the cash payment, as well as the repayment of certain of Westfalia Group’s debt, through an expansion of its existing term loan.
The closing under the Agreement is expected to occur during the fourth quarter of 2016, subject to the satisfaction of customary closing conditions, including, among other things: (1) receipt of required regulatory approvals; (2) the absence of certain legal impediments preventing the consummation of the Acquisition; and (3) the entry by one of the Sellers into an Investor Rights Agreement providing for registration rights, as well as a prohibition on resales by such Seller of the Company’s common stock for twelve months following the closing date under the Agreement (the “Lock-up Period”) and a limitation that such Seller will not sell an aggregate of 104,504 or more shares of the Company’s common stock in the six months following the expiration of the Lock-up Period. In the event that the Purchaser is unable to obtain necessary financing for the Acquisition prior to October 7, 2016, the Purchaser may terminate the Acquisition and will be required to pay the Sellers a break-up fee of approximately €3.5 million.
Each of the Company, the Purchaser and the Sellers has made representations, warranties and covenants in the Agreement. The Sellers’ covenants and agreements include, among other things and subject to certain conditions, to conduct Wesftalia Group’s business in the ordinary course and to use commercially reasonable efforts to avoid an adverse change in the business during the period between the execution of the Agreement and the completion of the Acquisition. Each of the parties to the Agreement has covenanted and agreed to customary provisions regarding cooperation with regulatory authorities, indemnification and confidentiality.
The foregoing summary has been included to provide investors and security holders with information regarding the terms of the Agreement and is qualified entirely by the terms and conditions of the Agreement.
Safe Harbor Statement
This Current Report on Form 8-K contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained herein speak only as of the date they are made and give our current expectations or forecasts of future events. These forward-looking statements can be identified by the use of forward-looking words, such as “may,” “could,” “should,” “estimate,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “target,” “plan” or other comparable words, or by discussions of strategy that may involve risks and uncertainties. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which could materially affect our business, financial condition or future results including, but not limited to, risks and uncertainties with respect to: the ability to successfully complete the Acquisition, including the possibility that the closing conditions to the Acquisition may not be satisfied or waived; delay in closing the Acquisition; risks inherent in the achievement of cost synergies and the timing thereof, including whether the Acquisition will be accretive and within the expected timeframe; risks related to the disruption of the Acquisition related to the Westfalia Group and its management; the effect of announcement of the transaction on the Westfalia Group’s ability to retain and hire key personnel and maintain relationships with customers, suppliers and other third parties; the ability to promptly and effectively integrate the Westfalia Group; the performance and costs of the integration of the Westfalia Group; the Company’s leverage; liabilities imposed by the Company’s debt instruments; market demand; competitive factors; supply constraints; material and energy costs; technology factors; litigation; government and regulatory actions; the Company’s accounting policies; future trends; general economic and currency conditions; various conditions specific to the Company’s business and industry; the spin-off from TriMas Corporation; and other risks that are discussed in the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. The risks described herein are not the only risks facing the Company. Additional risks and uncertainties not currently known or that are currently deemed to be immaterial also may materially adversely affect the Company’s business, financial position and results of operations or cash flows. Readers should not to place undue reliance on such statements, which speak only as of the date thereof. The Company does not undertake any obligation to review or confirm analysts’ expectations or estimates or to release publicly any revisions to any forward-looking statement to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Horizon Global Corporation

By:     /s/ Jay Goldbaum
Name: Jay Goldbaum
Title: Legal Director and Corporate Secretary
August 25, 2016